UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 27, 2005
InPlay Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-15069	88-0308867
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 South Extension Road
Mesa, Arizona	85210
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 586-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 1.02 Termination of a Material Definitive Agreement.
     On October 17, 2005, Delphi Corp. provided notice to InPlay Technologies, Inc. (“the Company”) that it had filed a motion for an order under 11 U.S.C 365(a) and Fed. R. Bankr. P. 6006 authorizing the debtors to reject the exclusive license agreement signed between the Company and Delphi in April 2000. On October 27, 2005, the bankruptcy court accepted a revised order agreeing to the cancellation of the license agreement.
     The material terms of the license agreement were as follows:
     In April 2000, the Company entered into a license agreement with Delphi Corp. that gave Delphi the exclusive right to utilize and manufacture the Company’s patented switch technologies for the automotive industry. In connection with the license agreement, the Company also issued a warrant to Delphi to purchase 225,000 shares of common stock at $7.00 per share and a short-term option to purchase 1,651,846 shares of common stock at $7.00 per share. In exchange, Delphi paid the Company a non-refundable payment of $4 million and agreed to pay a royalty fee for each switch sold by Delphi.
     On June 19, 2000, Delphi Automotive Systems Corporation exercised a call option to acquire 1,651,846 shares of Duraswitch Industries, Inc. common stock for $11,562,922. The warrant to purchase 225,000 shares of common stock expired in April 2004.
     The initial term of the exclusive license agreement was seven years. The agreement also required Delphi to make minimum royalty payments totaling $12 million during the initial term ending June 30, 2007. The first payment of $1 million was recognized as revenue on June 30, 2004 and was received in July 2004. The second payment of $2 million was recognized as revenue on June 30, 2005 and was received in July 2005. Subsequent payments were due as follows: $3 million in July 2006; and $6 million in July 2007.
     Circumstances surrounding the termination of the agreement:
     On October 8, 2005, Delphi Corp. filed for reorganization under chapter 11. Following an examination of the license agreement with the Company, the debtors determined, in their business judgment, that the royalty payments required by the contract exceed the value received by Delphi. The debtors also determined that the resulting savings from the rejection of the license agreement would improve debtors’ cash flow.
     On October 17, 2005, the debtors filed a motion with the bankruptcy court to reject the license agreement, effective immediately.
     On October 27, 2005, the bankruptcy court accepted a revised order agreeing to the cancellation of the license agreement.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibit(s)
99.1	Press release from InPlay Technologies, Inc., dated October 27, 2005 entitled, “InPlay and Delphi Corp. Agree Upon Order Related to the Cancellation of Delphi’s License Agreement.”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc. (Registrant)
	By:	/s/ Robert J. Brilon
Robert J. Brilon
Date: October 27, 2005		President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (Principal Executive, Financial and Accounting Officer)